EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
RAVE Restaurant Group, Inc.:

Montgomery Coscia Greilich LLP consents to the use in the Form S-8 Registration Statement for the RAVE Restaurant Group, Inc. 2015 Long Term Incentive Plan on October 15, 2015, as it may be amended, of its report dated September 24, 2015, relating to the consolidated financial statements of RAVE Restaurant Group, Inc. as of June 28, 2015 and June 29, 2014, respectively.

MONTGOMERY COSCIA GREILICH LLP

Plano, Texas

October 15, 2015